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                                                                     EXHIBIT 11


                      COMPUTATION OF PER SHARE EARNINGS

                                                                                                               SIX MONTHS
                                                                                                                  ENDED
                                                                       YEAR ENDED DECEMBER 31,                   JUNE 30,
                                                                    ----------------------------      --------------------------
                                                                        1995             1996            1996            1997
                                                                    -----------      -----------      ----------      ----------
Primary
  Average shares outstanding.................................             7,000            7,000           7,000           7,000
  Net effect of dilutive stock options based on the treasury method using average market price assuming all stock
    options issued within one year prior to filing of
    registration statement deemed outstanding pursuant to
    Securities and Exchange Commission Staff Accounting Bulletin
    Topic 4D.................................................               731              731             731             731
                                                                        -------          -------         -------         -------

  Total .....................................................             7,731            7,731           7,731           7,731
                                                                        =======          =======         =======         =======

  Net loss...................................................           $(1,262)         $  (515)           (273)         (2,856)
                                                                        =======          =======         =======         =======

  Per share amount ..........................................           $ (0.16)         $ (0.07)          (0.04)          (0.37)
                                                                        =======          =======         =======         =======

Fully diluted

  Average shares outstanding ................................             7,000            7,000           7,000           7,000
  Net effect of dilutive stock options based on the
    treasury stock method using the period-end market
    price, if higher than average market price assuming all
    stock options issued within one year prior to filing of
    registration statement deemed outstanding pursuant to
    Securities and Exchange Commission Staff Accounting
    Bulletin Topic 4D........................................               731              731             731             731
                                                                        -------          -------         -------         -------

  Total .....................................................             7,731            7,731           7,731           7,731
                                                                        =======          =======         =======         =======

  Net loss...................................................           $(1,262)         $  (515)           (273)         (2,856)
                                                                        =======          =======         =======         =======

  Per share amount ..........................................           $ (0.16)         $ (0.07)          (0.04)          (0.37)
                                                                        =======          =======         =======         =======
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